Exhibit 5.1

October 4, 2021

MGP Ingredients, Inc.
100 Commercial Street, Box 130
Atchison, Kansas 66002

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to MGP Ingredients, Inc., a Kansas corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 to be filed on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder. The Registration Statement relates to, among other things, the registration of the offer, issuance and sale from time to time of an indeterminate number of: (i) shares of common stock, without par value, of the Company (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Warrants”); (iii) debt securities issued by the Company (the “Debt Securities”); and (iv) units consisting of one or more of the securities described in clauses (i) through (iv) above (the “Units”), in each case, as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement). The Common Stock, the Warrants, the Debt Securities and the Units are hereinafter referred to collectively as the “Registered Securities.”
The Warrants will be issued pursuant to one or more warrant agreements (the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein, and/or warrant certificates (the “Warrant Certificates”). The Debt Securities will be issued pursuant to one or more indentures between the Company and such trustee as shall be named therein, substantially in the form of Exhibit 4.1 to the Registration Statement (the “Indentures”), and one or more indentures supplemental thereto or pursuant to an officers’ certificate thereunder (in each case constituting part of such Indenture). The Units will be issued pursuant to one or more unit agreements (the “Unit Agreements”) between the Company and such unit agent as shall be named therein, and/or unit certificates (the “Unit Certificates”). The Warrant Agreements, Warrant Certificates, Indenture (including any supplemental indenture or officers’ certificate pursuant thereto), Unit Agreements and Unit Certificates are hereinafter collectively referred to as the “Securities Agreements.”
As the basis for the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the Prospectus; (ii) the Articles of Incorporation of the Company, as amended to date (the “Company Charter”); (iii) the Bylaws of the Company, as amended to date (the “Company Bylaws”); (iv) resolutions and the record of actions taken by the Company’s board of directors and committees thereof, in each case, with respect to, among other things, the authorization and approval of the applicable Registered Securities and the preparation and filing with the Commission of the Registration Statement; and (v) such other instruments, documents and corporate records as we have deemed necessary or appropriate for purposes of the opinions expressed herein. In addition, we have reviewed certain certificates of public officials and of officers of the Company and have examined such matters of law, in each case, as we have deemed necessary as a basis for the opinions expressed herein. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.
1201 Walnut Street, Suite 2900, Kansas City, MO 64106

CORE/0506308.0080/167491636.1

October 4, 2021

For purposes of the opinions expressed herein, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (ii) the genuineness of the signatures and legal capacity of natural persons signing all documents in connection with which the opinions herein are rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company; (iii) that the Company is a Kansas corporation duly formed, validly existing and in good standing under the laws of the State of Kansas and has the requisite organizational and legal power and authority to issue and offer the Registered Securities and to enter into and perform its obligations under agreements or other documents relating to the offering or issuance of the Registered Securities (the “Related Documents”); (iv) that the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery by the Company of such Related Documents, in each case, have been duly authorized and approved by the Company (such approvals referred to herein as the “Board Proceedings”); (v) that the Board Proceedings, the issuance of the Registered Securities and the terms and conditions of the Related Documents (A) are in accordance with all applicable laws and the Company Charter and Company Bylaws, and (B) do not conflict with any contractual or other restrictions which are binding on the Company; (vi) that when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company; and (vii) that each Related Document has been properly filed with the Commission as an exhibit to the Registration Statement, including any amendment thereto, or as an exhibit to any report filed by the Company under the Securities Exchange Act of 1934, as amended, that is properly incorporated by reference in the Registration Statement, in each case, as permitted by the Securities Act and the rules and regulations of the Commission thereunder. With respect to the opinions set forth in opinion paragraphs 2 through 4 below, we have also assumed that: (i) the underwriters and the applicable trustee, warrant agent or unit agent (collectively, the “agents”) when appointed, and the Company will be duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and will have the requisite corporate power to enter into and perform their respective obligations related to the offering of Registered Securities and under the underwriting or similar agreement and the applicable Securities Agreement relating to the Registered Securities; (ii) all corporate action required to be taken by the Company, the underwriters and the applicable agent to duly authorize each proposed issuance of Registered Securities and to execute, deliver and perform each of the operative documents (including the applicable Securities Agreement) related to the offering of the Registered Securities contemplated herein will have been completed; (iii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case at the time the Registered Securities are offered or issued as contemplated in the Registration Statement; (iv) the Registered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and the applicable definitive underwriting or similar agreement including the applicable Securities Agreement; (v) in connection with any offering of Debt Securities, the applicable trustee will have been selected and qualified under the Trust Indenture Act of 1939, as amended, and the Indenture and any supplemental indenture or officers’ certificate thereto will have been qualified under the Trust Indenture Act of 1939, as amended; (vi) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued; (vii) the terms of any Registered Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (viii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Registered Securities (including the applicable Securities Agreement) will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and will be governed by New York law; and (ix) at the time of execution, authentication or countersignature, issuance and delivery of any Registered Securities, each of the applicable Securities Agreements will be the validly and legally binding obligation of all parties thereto, other than the Company.

October 4, 2021

Other than with respect to opinion paragraphs 2 through 4 below, we express no opinion herein as to matters involving the laws of any jurisdiction other than the present federal laws of the United States of America, the Kansas General Corporation Code, and the present judicial interpretations thereof. The opinions expressed in opinion paragraphs 2 through 4 are limited to the laws of the State of New York, and we express no opinion as to the effect on the matters covered by such opinion paragraphs of the laws of any other jurisdiction.  We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions herein are based and any other laws that may actually govern.
Our opinions expressed herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.
Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:
1.  Common Stock. The Common Stock will be validly issued, fully-paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) all Board Proceedings relating to such Common Stock and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded; and (iii) such Common Stock shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Board Proceedings.
2. Warrants. Assuming that the issuance and terms of any Warrants and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Warrants to be issued under the Warrant Agreement and/or Warrant Certificate, as applicable, and the terms of their issuance and sale have been duly established in conformity with such Warrant Agreement and/or Warrant Certificate; (ii) such Warrant Agreement and/or Warrant Certificate has been duly authorized, executed and delivered; and (iii) such Warrants have been duly executed in accordance with such Warrant Agreement and/or Warrant Certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors or any authorized committee thereof, then such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when: (i) the terms of such Debt Securities to be issued under the applicable Indenture and any applicable supplemental indenture or officers’ certificate and the terms of their issuance and sale have been duly established in conformity with such Indenture and such supplemental indenture or officers’ certificate; (ii) such Indenture and such supplemental indenture or officers’ certificate have been duly authorized, executed and delivered; (iii) the Indenture and such supplemental indenture or officers’ certificate constitute legal, valid and binding obligations of the applicable trustee enforceable against such trustee in accordance with their terms; and (iv) such Debt Securities have been duly executed and authenticated in accordance with such Indenture and any applicable supplemental indenture or officers’ certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors or any authorized committee thereof, then such Debt Securities will

October 4, 2021

constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
4. Units. Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized and the securities of any other entities to be included in the Units, if any, have been duly authorized and issued by such entity, when: (i) the terms of such Units to be issued under the Unit Agreement and/or Unit Certificate, as applicable, and the terms of their issuance and sale have been duly established in conformity with such Unit Agreement and/or Unit Certificate; (ii) such Unit Agreement and/or Unit Certificate has been duly authorized, executed and delivered; and (iii) such Units have been duly executed in accordance with such Unit Agreement and/or Unit Certificate and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Company’s board of directors or any authorized committee thereof, then such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
The opinions expressed herein are limited to the specific issues addressed therein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinions expressed herein shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.
Best Regards,
Stinson LLP
/s/ Stinson LLP